Exhibit 99.1

IRADIMED CORPORATION Announces Fourth Quarter 2018 Financial Results

•                  Reports fourth quarter 2018 revenue of $8.3 million

•                  Reports fourth quarter 2018 GAAP diluted EPS of $0.14 and non-GAAP diluted EPS of $0.16

•                  Announces 2019 full year and first quarter financial guidance

Winter Springs, Florida, February 6, 2019 — IRADIMED CORPORATION (NASDAQ:IRMD), a leader in the development of innovative magnetic resonance imaging (“MRI”) medical devices and the only known provider of a non-magnetic intravenous (“IV”) infusion pump system and non-magnetic patient vital signs monitoring system that are designed for use during MRI procedures, today announced financial results for the three months and year ended December 31, 2018.

Financial Results

For the fourth quarter ended December 31, 2018, the Company reported revenue of $8.3 million compared to $6.7 million for the fourth quarter 2017. Net income was $1.7 million, or $0.14 per diluted share, compared to net income of $0.2 million, or $0.02 per diluted share for the fourth quarter 2017. Net income for the three months ended December 31, 2017 includes a one-time charge of $0.5 million related to the Tax Cuts and Jobs Act (“TCJA”). Gross profit margin was 76.2 percent, compared to 75.5 percent for the fourth quarter 2017. Domestic sales were 80.8 percent of total revenue, compared to 79.4 percent for the fourth quarter 2017. Revenue from sales of our 3880 MRI compatible patient vital signs monitoring system was $2.1 million for the fourth quarter 2018 compared to $0.9 million for the fourth quarter 2017.

Non-GAAP net income was $2.0 million for the quarter ended December 31, 2018, which excludes $0.3 million of stock compensation expense, net of tax. Non-GAAP net income for the quarter ended December 31, 2017 was $1.1 million, which excludes $0.5 million of stock compensation expense, net of tax and a one-time charge of $0.5 million resulting from the TCJA. Non-GAAP earnings per diluted share was $0.16, compared to $0.10 for the fourth quarter 2017. Free cash flow was $3.5 million, compared to $1.3 million for the fourth quarter 2017.

For the year ended December 31, 2018, the Company reported revenue of $30.4 million compared to $23.1 million for the same period in 2017. Net income was $6.3 million, or $0.52 per diluted share compared to net income of $0.5 million, or $0.04 per diluted share for the year ended December 31, 2017. Net income for the year ended December 31, 2017 includes a one-time charge of $0.5 million related to the TCJA. Gross profit margin was 76.3 percent, compared to 75.9 percent for the same period in 2017. Domestic sales were 80.5 percent of total revenue, compared to 84.5 percent for the same period in 2017. Revenue from sales of our 3880 MRI compatible patient vital signs monitoring system was $6.5 million for the year ended December 31, 2018, compared to $1.7 million for the same period in 2017.

Non-GAAP net income was $6.6 million for the year ended December 31, 2018, which excludes $1.3 million of stock compensation expense, net of tax and a $1.0 million reduction to net income for an infrequent tax item related to the excess tax benefits recognized in the provision for income taxes associated with the exercise and sale of certain incentive stock options. Non-GAAP net income for the year ended December 31, 2017 was $2.6 million, which excludes $1.6 million of stock compensation expense, net of tax and a one-time charge of $0.5 million resulting from the TCJA. Non-GAAP earnings per diluted share for the year ended December 31, 2018 was $0.54, compared to $0.22 for the same period in 2017. Free cash flow was $7.1 million for the year ended December 31, 2018, compared to $2.6 million for the same period in 2017.

As of December 31, 2018, the Company had combined cash and investments of $34.4 million.

“Revenue for the fourth quarter exceeded our expectations and increased over 24% from the fourth quarter last year. On an annual basis, revenue increased 32%, with the strongest growth coming from sales of our patient vital signs monitoring systems. Earnings also exceeded our expectations and is due to the collective efforts of everyone at IRADIMED. I am very pleased with these results and the Company’s performance this year. As I look forward to 2019, I expect to continue to build on this strong performance,” said Roger Susi, President and Chief Executive Officer of the Company.

Financial Guidance

This financial guidance includes the expected impact of our CE Mark expiration as announced on January 22, 2019.

For the full year 2019, the Company expects to report revenue of $38.5 million to $39.5 million, GAAP diluted earnings per share of $0.60 to $0.64 and non-GAAP diluted earnings per share of $0.69 to $0.73.

For the first quarter 2019, the Company expects to report revenue of $8.3 million to $8.5 million, GAAP diluted earnings per share of $0.10 to $0.11 and non-GAAP diluted earnings per share of $0.12 to $0.13.

The Company’s non-GAAP earnings per share guidance excludes stock-based compensation expense, net of tax, which the Company expects to be approximately $1.2 million for the year ending December 31, 2019. For the first quarter 2019, the Company’s non-GAAP earnings per share guidance excludes stock-based compensation expense, net of tax of $0.3 million.

Use of non-GAAP Financial Measures

The Company believes the use of non-GAAP net income, free cash flow and infrequent income tax items are helpful to our investors. These measures, which we refer to as our non-GAAP financial measures, are not prepared in accordance with GAAP. We calculate non-GAAP net income as net income excluding stock-based compensation expense, net of tax. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between our operating results from period to period. We calculate free cash flow as net cash provided by operating activities less net cash used in investing activities for purchases of property and equipment. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions, strengthening our balance sheet and returning cash to our shareholders via share repurchases. Infrequent tax items are considered based on their nature and are excluded from the provision for income taxes as these costs or benefits are not indicative of our normal or future provision for income taxes. All of our non-GAAP financial measures are important tools for financial and operational decision making and for evaluating our operating results.

A reconciliation of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in the table later in this release immediately following the condensed statements of cash flows. These non-GAAP financial measures should not be considered in isolation or as a substitute for a measure of the Company’s operating performance or liquidity prepared in accordance with U.S. GAAP and are not indicative of net income or cash provided by operating activities.

Conference Call

IRADIMED has scheduled a conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time today, February 6, 2019. Individuals interested in listening to the conference call may do so by dialing 1-844-413-1781 for domestic callers, or 1-716-247-5767 for international callers, and entering the reservation code 4098614.

The conference call will also be available real-time via the internet at http://www.iradimed.com/en-us/investors/events/. A recording of the call will be available on the Company’s website following the completion of the call.

About IRADIMED CORPORATION

IRADIMED CORPORATION is a leader in the development of innovative magnetic resonance imaging (“MRI”) compatible medical devices. We are the only known provider of a non-magnetic intravenous (“IV”) infusion pump system that is specifically designed to be safe for use during MRI procedures. We were the first to develop an infusion delivery system that largely eliminates many of the dangers and problems present during MRI procedures. Standard infusion pumps contain magnetic and electronic components which can create radio frequency interference and are dangerous to operate in the presence of the powerful magnet that drives an MRI system. Our patented MRidium® MRI compatible IV infusion pump system has been designed with a non-magnetic ultrasonic motor, uniquely-designed non-ferrous parts and other special features to safely and predictably deliver anesthesia and other IV fluids during various MRI procedures. Our pump solution provides a seamless approach that enables accurate, safe and dependable fluid delivery before, during and after an MRI scan, which is important to critically-ill patients who cannot be removed from their vital medications, and children and infants who must generally be sedated to remain immobile during an MRI scan.

Our 3880 MRI compatible patient vital signs monitoring system has been designed with non-magnetic components and other special features to safely and accurately monitor a patient’s vital signs during various MRI procedures. The IRADIMED 3880 system operates dependably in magnetic fields up to 30,000 gauss, which means it can operate virtually anywhere in the MRI scanner room. The IRADIMED 3880 has a compact, lightweight design allowing it to travel with the patient from their critical care unit, to the MRI and back, resulting in increased patient safety through uninterrupted vital signs monitoring and decreasing the amount of time critically ill patients are away from critical care units. The features of the IRADIMED 3880 include: wireless ECG with dynamic gradient filtering; wireless SpO2 using Masimo® algorithms; non-magnetic respiratory CO2; non-invasive blood pressure; patient temperature, and; optional advanced multi-gas anesthetic agent unit featuring continuous Minimum Alveolar Concentration measurements. The IRADIMED 3880 MRI compatible patient vital signs monitoring system has an easy-to-use design and allows for the effective communication of patient vital signs information to clinicians.

For more information please visit www.iradimed.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Act of 1995, particularly statements regarding our expectations, beliefs, plans, intentions, future operations, financial condition and prospects, and business strategies. These statements relate to future events or our future financial performance or condition and involve unknown risks, uncertainties and other factors that could cause our actual results, level of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. The risks and uncertainties referred to above include, but are not limited to, risks associated with the Company’s ability to receive an EC Certificate or CE Mark for our existing products, receive FDA 510(k) clearance for new products; unexpected costs, delays or diversion of management’s attention associated with the design, manufacture or sale of new products; the Company’s ability to implement successful sales techniques for existing and future products and evaluate the effectiveness of its sales techniques; additional actions by or requests from the FDA; our significant reliance on a single product; unexpected costs, expenses and diversion of management attention resulting from the FDA warning letter; potential disruptions in our limited supply chain for our products; a reduction in international distribution; actions of the FDA or other regulatory bodies that could delay, limit or suspend product development, manufacturing or sales; the effect of recalls, patient adverse events or deaths on our business; difficulties or delays in the development, production, manufacturing and marketing of new or existing products and services; changes in laws and regulations or in the interpretation or application of laws or regulations.

Further information on these and other factors that could affect the Company’s financial results is included in filings we make with the Securities and Exchange Commission from time to time. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update forward-looking statements.

IRADIMED CORPORATION

CONDENSED BALANCE SHEETS

	December 31, 2018	December 31, 2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$28,027,688	$18,205,976
Accounts receivable, net	4,209,992	3,778,929
Investments	6,349,915	8,135,123
Inventory, net	4,059,443	4,210,846
Prepaid expenses and other current assets	526,787	648,881
Prepaid income taxes	1,367,892	127,855
Total current assets	44,541,717	35,107,610
Property and equipment, net	1,869,561	1,868,851
Intangible assets, net	832,519	885,502
Deferred income taxes, net	1,088,702	950,375
Other assets	109,759	200,196
Total assets	$48,442,258	$39,012,534

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$772,470	$656,723
Accrued payroll and benefits	1,802,321	1,512,336
Other accrued taxes	133,000	109,502
Warranty reserve	74,524	60,538
Deferred revenue	1,798,784	1,617,571
Other current liability	108,421	108,571
Accrued income taxes	—	12,731
Total current liabilities	4,689,520	4,077,972
Deferred revenue	1,807,005	2,003,685
Total liabilities	6,496,525	6,081,657
Stockholders’ equity:
Common stock	1,099	1,060
Additional paid-in capital	15,317,335	12,623,181
Retained earnings	26,669,491	20,355,545
Accumulated other comprehensive loss	(42,192)	(48,909)
Total stockholders’ equity	41,945,733	32,930,877
Total liabilities and stockholders’ equity	$48,442,258	$39,012,534

IRADIMED CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
Revenue	$8,339,392	$6,704,944	$30,438,983	$23,081,592
Cost of revenue	1,982,492	1,640,197	7,211,633	5,569,896
Gross profit	6,356,900	5,064,747	23,227,350	17,511,696
Operating expenses:
General and administrative	2,147,155	2,152,692	8,710,882	9,001,164
Sales and marketing	2,049,188	1,562,743	6,995,586	5,502,959
Research and development	367,715	349,559	1,517,112	1,722,564
Total operating expenses	4,564,058	4,064,994	17,223,580	16,226,687
Income from operations	1,792,842	999,753	6,003,770	1,285,009
Other income, net	83,072	32,000	193,537	111,377
Income before provision for income taxes	1,875,914	1,031,753	6,197,307	1,396,386
Provision for income tax expense (benefit)	168,901	848,115	(106,143)	896,622
Net income	$1,707,013	$183,638	$6,303,450	$499,764

Net income per share:
Basic	$0.16	$0.02	$0.59	$0.05
Diluted	$0.14	$0.02	$0.52	$0.04
Weighted average shares outstanding:
Basic	10,946,149	10,563,860	10,758,752	10,638,858
Diluted	12,224,505	11,788,023	12,110,117	11,720,316

IRADIMED CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Years Ended December 31,
	2018	2017
Operating activities:
Net income	$6,303,450	$499,764
Adjustments to reconcile net income to net cash provided by operating activities:
Change in allowance for doubtful accounts	15,833	(7,083)
Change in provision for excess and obsolete inventory	111,790	69,199
Depreciation and amortization	1,105,003	1,308,738
Write-off of non-trade accounts receivable	—	205,444
Stock-based compensation	1,764,319	2,454,363
Deferred income taxes, net	(144,430)	(150,657)
Loss on maturities of investments	28,036	6,757
Changes in operating assets and liabilities:
Accounts receivable	(446,896)	(201,591)
Inventory	(121,591)	(334,113)
Prepaid expenses and other current assets	(407,461)	(1,161,964)
Other assets	65,135	(13,860)
Accounts payable	34,161	(523,449)
Accrued payroll and benefits	289,985	477,070
Other accrued taxes	23,498	(9,592)
Warranty reserve	13,986	19,633
Deferred revenue	(5,885)	944,632
Other current liability	(150)	(12,063)
Prepaid income taxes, net of accrued income taxes	(1,252,768)	(155,310)
Net cash provided by operating activities	7,376,015	3,415,918

Investing activities:
Purchases of investments	(1,124,512)	(2,693,739)
Proceeds from maturities of investments	2,905,000	2,495,004
Purchases of property and equipment	(228,315)	(775,574)
Capitalized intangible assets	(36,350)	(49,189)
Net cash provided by (used in) investing activities	1,515,823	(1,023,498)

Financing activities:
Proceeds from exercises of stock options and underwriters’ warrants	1,239,435	76,366
Taxes paid related to net share settlement of equity awards	(309,561)	(158,140)
Purchases of treasury stock	—	(1,818,541)
Net cash provided by (used in) financing activities	929,874	(1,900,315)
Net increase in cash and cash equivalents	9,821,712	492,105
Cash and cash equivalents, beginning of period	18,205,976	17,713,871
Cash and cash equivalents, end of period	$28,027,688	$18,205,976

IRADIMED CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Non-GAAP Net Income and Diluted EPS

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
Net income	$1,707,013	$183,638	$6,303,450	$499,764
Excluding:
Stock-based compensation expense, net of tax expense	302,531	464,931	1,327,316	1,593,125
Infrequent tax item	—	473,899	(1,053,048)	473,899
Non-GAAP net income	$2,009,544	$1,122,468	$6,577,718	$2,566,788
Weighted-average shares outstanding — diluted	12,224,505	11,788,023	12,110,117	11,720,316
Non-GAAP net income per share — diluted	$0.16	$0.10	$0.54	$0.22

Free Cash Flow

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
Net cash provided by operating activities	$3,542,373	$1,401,119	$7,376,015	$3,415,918
Less:
Purchases of property and equipment	77,706	122,403	228,315	775,574
Free cash flow	$3,464,667	$1,278,716	$7,147,700	$2,640,344

Media Contact:

Chris Scott

Chief Financial Officer

IRADIMED CORPORATION

(407) 677-8022

InvestorRelations@iradimed.com